UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

On September 25, 2018, IEA Energy Services LLC (“IEA”), a wholly owned, indirect subsidiary of Infrastructure and Energy Alternatives, Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of Consolidated Construction Solutions I LLC (“CCS I”) pursuant to the terms of the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of August 9, 2018 by and among IEA, CCS I and Consolidated Construction Investment Holdings LLC, as seller.

Item 1.01 Entry into a Material Definitive Agreement.

At closing of the Acquisition, the Company entered into a Credit Agreement, dated September 25, 2018 (the “Credit Agreement”), by and among the Company, as a guarantor thereunder, IEA Intermediate Holdco, LLC (“Intermediate Holdings”), as a guarantor thereunder, IEA, as borrower, certain subsidiaries of the Company, as guarantors thereunder, Jefferies Finance LLC, as administrative and collateral agent, KeyBank National Association (“KeyBank”), as revolving agent, and certain other parties party thereto as lenders thereunder (together with Jefferies and KeyBank and any other lenders from time to time party thereto, the “Lenders”) (the “Credit Agreement”). The Credit Agreement provides for a term loan facility of $200.0 million (the “Initial Term Loan Facility”), a revolving credit facility of $50.0 million (the “Revolving Credit Facility”) and a delayed-draw term loan facility of $75.0 million (the “Delayed Draw Facility”) (collectively, the Credit Facilities”). On the closing date, $200.0 million was drawn under the term loan and $20.5 under the revolving credit facility to refinance existing indebtedness, to pay a portion of the Acquisition consideration and to pay transaction expenses.

Obligations under the Credit Facilities are guaranteed by the Company and Intermediate Holdings and each existing and future, direct and indirect wholly-owned material domestic subsidiary of the Company (together with IEA, the “Credit Parties”), and are secured by all of the present and future assets of the Credit Parties, subject to customary carve-outs. Borrowings under the Credit Facilities will bear interest at a fluctuating rate equal to, at IEA’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Credit Agreement. Amounts drawn under the Initial Term Loan Facility that are repaid may not be reborrowed. The Initial Term Loan Facility and the Delayed Draw Facility, if funded, will mature six years following the closing date. Revolving loans under the Revolving Credit Facility will mature five years following the closing date.

The Delayed Draw Facility is available from and after the closing date for a period of three months to finance a specified acquisition, subject to the satisfaction of certain conditions to funding, including but not limited to (i) no event of default upon execution of the specified acquisition agreement, (ii) consummation of a specified acquisition, (iii) the bring down of certain representations and warranties and (iv) the Company having a first lien net leverage ratio of no greater than 2.58:1.00 on a pro forma basis.

IEA may from time to time add one or more tranches of term loans to the credit facility (each an “Incremental Term Facility”) and/or increase the aggregate commitments under the Revolving Credit Facility (an “Incremental Revolving Facility” and collectively with each Incremental Term Facility, an “Incremental Facility”) with consent required only from those Lenders that participate in such Incremental Facility; provided that, among other things, (i) the aggregate principal amount of all Incremental Term Facilities may not exceed the sum of (x) the greater of $122.5 million and 100% of Consolidated EBITDA on a pro forma basis for the most recently completed measurement period, (y) certain voluntary prepayments and (z) an unlimited amount subject to meeting certain first lien net leverage ratios and (ii) the aggregate principal amount of all Incremental Revolving Facilities may not exceed $25.0 million. No existing lender shall be under any obligation to provide any commitment to an Incremental Facility, and any such decision whether to provide a commitment to an Incremental Facility shall be in such Lender’s sole and absolute discretion.

Under the Credit Agreement, the Credit Parties are subject to affirmative and negative covenants, including a financial covenant, which provides that the First Lien Net Leverage Ratio (defined as Consolidated Total Debt less Net Cash / Consolidated EBITDA) may not exceed (i) prior to the second anniversary of the closing date, 3.60:1.0 and (ii) from and after the second anniversary of the closing date, 2.65:1.0. In the event the Company consummates a specified acquisition, the Credit Agreement provides for certain adjustments to these ratios on a pro forma basis giving effect to such acquisition. The financial covenant is to be calculated on a consolidated basis for each consecutive four fiscal quarter period, commencing with the first full fiscal quarter ending following the closing date.

In addition, the Credit Parties are subject to affirmative covenants, including requiring (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, material adverse condition, ERISA event, material litigation or material environmental event); (iv) payment of tax obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) use of proceeds; (xii) covenants to guarantee obligations and give security; and (xiii) compliance with environmental laws.

The Credit Parties are subject to negative covenants, including restrictions (subject to certain exceptions) on (i) liens; (ii) indebtedness (including guarantees and other contingent obligations); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (provided, that the Credit Agreement permits (x) distributions to the Company or any of its subsidiaries, (y) tax distributions and (z) certain other distributions by the Company (including distributions for customary public company expenses and for payments on preferred equity of the post-combination company subject to terms and conditions set forth in the loan documentation); (vii) changes in the nature of the business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) payments and modifications of certain debt instruments; (xi) changes in fiscal periods; (xii) amendments of organizational documents; (xiii) division/series transactions and; (xiv) sale and lease-back transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On September 25, 2018, in connection with entering into the Credit Agreement, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Company’s Credit Agreement, dated as of March 26, 2018, by and among Wind Merger Sub I, Inc., as the Initial Borrower, IEA, as the Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the other Lenders party thereto (the “Existing Credit Agreement”) totaling an aggregate of approximately $54.5 million, and terminated the Existing Credit Facility. No penalties or prepayment fees were due in connection with such repayments.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 25, 2018, IEA completed its previously announced acquisition of CCS I [(d/b/a Saiia and the ACC Companies] pursuant to the terms of the Purchase Agreement.

The aggregate amount of the consideration payable pursuant to the Purchase Agreement was approximately $145.0 million. The Company funded the acquisition consideration and certain costs associated with the acquisition through borrowings under Credit Facility described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference herein.

The foregoing description of the Purchase Agreement is qualified in its entirety by the terms and conditions of the Purchase Agreement filed on the Current Report on Form 8-K/A of the Company on August 14, 2018, which agreement is incorporated herein by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Facility under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 25, 2018, the Company announced the acquisition of the CCS I and the entry into the new Credit Facility. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of September 25, 2018 among Infrastructure and Energy Alternatives, Inc., as a Guarantor thereunder, IEA Intermediate Holdco, LLC as Guarantor thereunder, IEA Energy Services LLC, as the Borrower, the subsidiary guarantors party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and KeyBank National Association, as Revolving Agent.

99.1	Press release dated as of September 25, 2018, announcing the closing of the Saiia/ACC transaction.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer